Exhibit 10.14

FORM OF AMENDMENT TO

ASSET purchase agreement

This Amendment to Asset Purchase Agreement (the “Amendment”) is made effective as of October 4, 2023 by and between WraSer, LLC, a Mississippi limited liability company and Xspire Pharma, LLC, a Mississippi limited liability company (collectively, the “Seller”), Legacy-Xspire Holdings, LLC, a Delaware limited liability company and the parent company of the Seller (“Parent”) and Blue Water Biotech, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Parties entered into that certain Asset Purchase Agreement (the “APA”), dated June 13, 2023; and

WHEREAS, the parties desire to modify certain terms of the APA as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. Amendments to APA

1. Section 2.3.1 of the APA is hereby amended and restated in its entirety by the following:

2.3.1 Closing Purchase Price. Upon the terms and subject to the conditions of this Agreement, in consideration of the conveyances contemplated under Section 2.1, Buyer shall:

(a) On the Execution Date, pay $3,500,000.00 to Seller, in cash, in immediately available funds, to the account of the Seller previously provided by Seller to Buyer (the “Signing Cash”), which will be used to pay off the Accounts Payable set forth on Schedule 2.3.1(a);

(b) On the Closing Date, issue to (or at the direction of) Plexus Fund IV-A, L.P., as collateral agent (the “Collateral Agent”), on behalf of the Seller’s secured creditors under the Note Purchase Agreement dated as of December 18, 2019 by and among Parent, Seller, the Collateral Agent and the other parties thereto (as amended, the “Loan Agreement”) (or directly to such secured creditors as designated by Collateral Agent) one million (1,000,000) shares of common stock, par value $0.00001 per share (the “Common Stock”), of Buyer and within two (2) business days of the Closing Date, issue to (or at the direction of) Collateral Agent (or directly to such secured creditors as designated by Collateral Agent) seven hundred eighty-nine (789) shares of Series A Convertible Preferred Stock, par value $0.00001 per share, with such designations, rights, powers and preferences set forth in the Certificate of Designation attached hereto as Schedule 2.3.1(a)(ii) (the “Preferred Stock”) (Collateral Agent agrees not to sell more than 500,000 shares of Common Stock received upon conversion of the Preferred Stock per quarter) (collectively, the Common Stock and Preferred Stock shall be referred to as the “Shares”); provided, however if stockholder approval is required by applicable Law to issue the Common Stock and convert the Preferred Stock, issuance or conversion, as applicable, shall not occur until the stockholders approve the issuance and/or conversion, provided, further, that in such case Buyer agrees to use best efforts to obtain such stockholder approval as soon as reasonably practicable. If stockholder approval is not obtained, Buyer shall issue as many Shares to Collateral Agent (or its designees) as are allowed by applicable Law. Any designee of Collateral Agent who receives Shares pursuant to this Agreement shall be entitled to the rights granted to Collateral Agent under Section 4.19 of this Agreement. The Shares will not be registered with the SEC under the Securities Act as of the Closing Date, subject to the provisions of Section 4.19;

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(c) On the Closing Date, pay $2,200,000.00 to Seller in cash, in immediately available funds, to the account of Seller previously provided by Seller to Buyer (the “Closing Cash”);

(d) Beginning on January 30, 2024, monthly payments to the Collateral Agent, on behalf of the Seller’s secured creditors under the Loan Agreement, or directly to such secured creditors as designated by the Collateral Agent, for a total monthly amount of $150,000.00, and for an aggregate amount of $2,300,000.00, pursuant to Promissory Notes from Buyer to Collateral Agent, on behalf of the Seller’s secured creditors under the Loan Agreement, or directly to such secured creditors as designated by the Collateral Agent, in the form attached hereto as Exhibit C (the “Promissory Note”) (“Post-Closing Payment”, together with the Signing Cash, Closing Cash and Shares, shall be referred to as the “Purchase Price”);

(e) On the Closing Date, Seller may sweep all the cash out of Seller’s bank accounts and any amounts in excess of $1,100,000 will be deducted from the Post-Closing Payment; and

(f) On the Closing Date, assume the Assumed Liabilities.

2. Section 2.3.5 of the APA is hereby amended and restated in its entirety by the following:

Closing Statement. The Seller shall, at least five (5) days prior to the Closing, deliver a closing statement setting forth (i) the closing balance sheet schedule of the Seller that sets forth Accounts Receivable outstanding and Accounts Payable that Buyer is assuming, calculated pursuant to the methodology set forth on Exhibit B (the “Closing Balance Sheet Statement”) (ii) the Uncollected Execution Date Accounts Receivable, (iii) the Accounts Receivable Target of Seller, (iv) the amount of Cash currently in Seller’s bank accounts, and (v) the Seller Accounts Receivable Closing Amount, whichever is applicable (the “Closing Statement”).

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3. Section 3.1.4 of the APA is hereby amended and restated in its entirety by the following:

No Broker. Except with respect to Stifel, Nicolaus & Company, Incorporated (assignee of Torreya Capital, LLC), whose fees and expenses will be the responsibility of Seller, there is no broker, finder, financial advisor or other Person acting or who has acted on behalf of Seller or any of its Affiliates that is entitled to receive any brokerage or finder’s or financial advisory fee from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

4. Definitions. The definitions of Excluded Assets and Products are amended and restated as follows:

“Excluded Assets” means all assets, property, rights and interests of Seller and its Affiliates other than the Purchased Assets, including (a) Cash; (b) all refunds, claims for refunds or rights to receive refunds from any Taxing Authority with respect to any and all Taxes paid or to be paid by Seller or any of its Affiliates (including any and all Taxes paid or to be paid by any of Seller’s Affiliates on behalf of Seller) and any funds Seller receives from TriNet Group, Inc. for the Coronavirus Aid, Relief and Economic Security Act payroll tax credits; (c) all insurance policies and insurance Contracts insuring the Purchased Assets, together with any claim, action or other right Seller or any Affiliate of Seller may have for insurance coverage under any past or present policies and insurance Contracts insuring the Purchased Assets; (d) the original global safety database relating to the Product; (e) Butalbital/APAP/Caffeine ANDA A206615; (f) TaperDex (dexamethasone); (g) Dihydrocodeine, Acetaminophen and Caffeine capsules under the trademark Trezix® and its Authorized Generic Version approved under US FDA ANDA A204785; (h) Nalfon capsules under US FDA NDA N017604; (i) Fenoprofen Calcium tablets under US FDA ANDA A072267; (j) Uncollected Execution Date Accounts Receivable and (k) all Excluded Items, but excluding, in each case, the Purchased Assets.

“Products” means (i) Ciprofloxacin 0.3% and Fluocinolone Acetonide 0.025% Otic Solution, under the trademark OTOVEL® and its Authorized Generic Version approved under US FDA NDA No. 208251; (ii) Ciprofloxacin 0.2% Otic solution, under the trademark CETRAXAL®, and its Authorized Generic Version approved under US FDA NDA N021918; (iii) intentionally omitted; (iv) Reserved; and (v) Vorapaxar Sulfate tablets under the trademark Zontivity® approved under US FDA NDA N204886.

II. Buyer Acknowledgement. Buyer acknowledges that it supports Seller filing a Chapter 11 bankruptcy and seeking bankruptcy court approval for the transaction contemplated by the APA and notwithstanding Section 2.4.1 of the APA, Closing will occur within one (1) business day of bankruptcy court approval, subject to the following conditions.

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2.1 Promptly following the execution hereof (and in no event later than five days thereafter), Seller will file an amended motion (the “Sale Motion”) for an order (the “Approval Order”) from the bankruptcy court which (i) approves the sale of the Purchased Assets to Buyer on the terms and conditions set forth in APA as amended by this Amendment and authorizes the Seller to proceed with this transaction, (ii) includes a specific finding that the Purchase Price was negotiated at arm’s length, constitutes fair consideration for the Purchased Assets and that Buyer is a good faith Buyer of the Purchased Assets and protected pursuant to Section 363(m) of the Bankruptcy Code and that the provisions of Section 363(n) of the Bankruptcy Code have not been violated, (iii) includes a specific finding that notice of the hearing on the Sale Motion and any related auction was proper under the Bankruptcy Code, bankruptcy rules and local rules; (iv) includes a specific finding that Buyer is not a successor to Seller or the bankruptcy estate by any reason or theory of law or equity, and that Buyer shall not be subject to successor liability for any products sold prior to Closing; (v) bars any creditor or other person from bringing any claim or asserting any liens against Buyer or the Purchased Assets, except as relates to Assumed Liabilities; and (vi) states that the sale of the Purchased Assets to Buyer shall be free and clear of all liens, claims, interests and encumbrances whatsoever (other than the Permitted Liens) with all such encumbrances attaching the net sale proceeds, if any. Following the filing of the Sale Motion, Seller shall use reasonable efforts to obtain the Approval Order. Both Buyer’s and Seller’s obligations to consummate the transactions contemplated in this Agreement which the Buyer and Seller may hereafter enter into shall be conditioned upon the bankruptcy court’s entry of the Approval Order. If (i) the bankruptcy court refuses to issue the Approval Order at the hearing on the Sale Motion, or (ii) the Seller does not submit an Approval Order for court approval by the bankruptcy court on or before October 9, 2023, then this transaction at Buyer’s election in writing shall automatically terminate and release Buyer from all payment obligations to Seller.

III. Seller Acknowledgement. Seller agrees to the Closing of the transaction contemplated by the APA, as amended hereby, notwithstanding Buyer’s breach of Section 3.2.5 of the APA.

IV. Miscellaneous

1. The terms and provisions of this Amendment control, supersede and amend any conflicting terms and provisions contained in the APA. Except for the express modifications made in this Amendment, the APA continues in full force in effect. All references to the APA shall be deemed references to the APA as supplemented and modified hereby.

2. This Amendment may be executed in one or more counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

3. The Collateral Agent, on behalf of the Seller’s secured creditors under the Loan Agreement, shall be a third party beneficiary of the provisions of the APA (as amended hereby) that apply to the Collateral Agent or such secured creditors, including, without limitation, Sections 2.3.1(b), 2.3.1(d), and Section 4.19 of the APA, shall be entitled to the benefit of all rights of the Collateral Agent set forth in such provisions, and shall have the right to enforce such provisions as if it were a party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first written above.

SELLER:

WRASER, LLC

By:
Name:	Greg Stokes
Title:	Chief Executive Officer

XSPIRE PHARMA, LLC

By:
Name:	Greg Stokes
Title:	Chief Executive Officer

PARENT:

LEGACY-XSPIRE HOLDINGS, LLC

By:
Name:	Greg Stokes
Title:	Chief Executive Officer

BUYER:

Blue Water Biotech, Inc.

By:
Name:	Erin Henderson
Title:	Chief Business Officer

[Signature Page to Amendment to Asset Purchase Agreement]

Schedule 2.3.1(a)(ii)

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

BLUE WATER BIOTECH, INC.

_______________

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

The undersigned officer of Blue Water Biotech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify that:

1. She is the Chief Business Officer of the Corporation.

2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, of which 1,150,000 were authorized as Series Seed Preferred, of which 1,146,138 were issued.

3. That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board of Directors authorized the series of preferred stock hereinafter provided for and has adopted the following resolution creating a series of 10,000 shares of preferred stock designated as “Series A Convertible Preferred Stock”:

WHEREAS, the Certificate of Incorporation provides for a class of its authorized stock known as preferred stock, consisting of 10,000,000 shares, $0.00001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors has the full and complete authority to establish one or more series or classes and to issue shares of preferred stock, and to fix, determine and vary the voting rights, designations, preferences, restrictions, qualifications, privileges, limitation, options, conversion rights and other special rights of each series or class of preferred stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions, and sinking fund and stock purchase prices, terms and conditions; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 10,000 shares of Series A Convertible Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Series A Convertible Preferred stock for cash or exchange of other securities, indebtedness, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

1. Designation and Amount. The shares of Series A Convertible Preferred Stock shall have a par value of $0.00001 per share and shall be designated as “Series A Convertible Preferred Stock” and the number of shares constituting the Series A Convertible Preferred Stock shall be up to 10,000 shares. The Series A Convertible Preferred Stock (the “Preferred Stock”) shall be offered for sale at a purchase price of $1,000 per share and shall have a stated value of $1,000 per share (the “Stated Value”).

2. Voting. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock voting as a separate class, (a) either directly or indirectly, by amendment, merger, consolidation or otherwise, alter, amend or repeal any provision of this Certificate, (b) authorize or create any class of equity securities ranking as to distribution of assets upon a Liquidation (as defined in Section 7) senior to the Preferred Stock, (c) enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money, except for purchase money indebtedness, that by its terms is expressly senior in right of payment to the Corporation's obligations to the holders of Preferred Stock (each such holder, a “Holder” and collectively, the Holders”) under this Certificate or (d) enter into any agreement with respect to any of the foregoing.

3. Conversion.

a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after one (1) year from the date of issuance (the “Original Issue Date”) into that number of shares of the Corporation’s common stock, par value $0.00001 per share (the “Common Stock”) (subject to the limitations set forth in Section 3(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. A Holder shall effect any such conversion by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by .pdf via email such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $0.52541, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than five (5) Trading Days after each Conversion Date, the Corporation shall deliver, or cause to be delivered, to the converting Holder such number of Conversion Shares being acquired upon the conversion of the Preferred Stock. As used herein, “Trading Day” means a day on which the NASDAQ Stock Market is open for business.

ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of the then outstanding shares of Preferred Stock.

iii.   Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv.   Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

[1]	Conversion Price shall be BWV’s closing price on September 28, 2023

(d) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Corporation has not obtained Shareholder Approval (as defined below), then the Corporation may not issue, upon conversion of the Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date, would exceed 3,744,2092 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original Stated Value of such Holder’s Preferred Stock by (y) the aggregate Stated Value of all Preferred Stock issued on the Original Issue Date to all Holders. Such portion shall be adjusted upward ratably in the event a Holder no longer holds any Preferred Stock and the amount of shares issued to such Holder pursuant to such Holder’s Preferred Stock was less than such Holder’s pro-rata share of the Issuable Maximum. "Shareholder Approval" means the affirmative vote of the holders of the Corporation's capital stock by the required vote under the Delaware General Corporation Law and NASDAQ Listing Rule 5635, and any successor thereto, or any similar rule of any other stock exchange on which the Common Stock may be listed, as applicable, to approve the conversion of the Preferred Stock described herein pursuant to the such rule.

4. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock. Dividends shall cease to accrue with respect to any shares of Preferred Stock that are canceled, retired or redeemed by the Corporation in accordance with this Certificate.

5. Transferability. The holders of Preferred Stock shall not, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) the Preferred Stock, in whole or in part, or any right, title or interest herein or hereto, except in accordance with the provisions of this Certificate. Any attempt to Transfer the Preferred Stock or any rights hereunder in violation of the preceding sentence shall be null and void ab initio and the Corporation shall not register any such Transfer. Upon the Transfer of the Preferred Stock, in whole or in part, through the use of an assignment form in a form reasonably satisfactory to the Corporation, and in accordance with applicable law or regulation, and the payment by the holder of funds sufficient to pay any transfer tax, the Corporation shall issue and register the Preferred Stock in the name of the new holder or, in the event the Preferred Stock is transferred in part, the Corporation shall deliver new certificates of like tenor registered in the names of each of the current holder and the transferee in amounts that give effect to such partial Transfer. Notwithstanding any other provision of this Certificate, no Transfer may be made pursuant to this Section 5 unless (a) the Transfer complies in all respects with the applicable provisions of this Certificate and (b) the Transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”). If requested by the Corporation in its reasonable judgment, unless such Transfer has been registered under the Securities Act, the holder shall supply to the Corporation an opinion of counsel, at the holder's expense, to the effect that such Transfer is not required to be registered under the Securities Act.

[2]	19.99% of the number of shares of Common Stock outstanding on 9/28/2023

6. Redemption. The Corporation shall have the right to redeem in cash any outstanding shares of Preferred Stock along with accrued but unpaid dividends beginning immediately after issuance of such shares of Preferred Stock. In the event that there is more than one holder of Preferred Stock and the Corporation desires to conduct a redemption, such redemption shall be done on a pro rata basis among all of the holders of Preferred Stock. The Corporation shall effect a redemption by sending a notice to each holder of such Preferred Stock indicating the date of such redemption and the number of shares being redeemed and providing each holder with a check or wire for the redemption amount. The holders shall not be required to return their Preferred Stock certificate following a redemption, such redemption to be reflected on the Company’s Preferred Stock registry with evidence of payment of the redemption amount being conclusive evidence of the redemption of shares of Preferred Stock. The holder of Preferred Stock shall not under any circumstances have any right to require redemption. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Preferred Stock.

7. Liquidation Preference. Each share of Preferred Stock will have a liquidation preference equal to the Stated Value plus any accrued but unpaid dividends thereon (the “Liquidation Preference”). In the event of a liquidation, dissolution or winding up of the Corporation (which shall include any merger, reorganization, sale of assets in which control of the Corporation is transferred or event which results in all or substantially all of the Corporation’s assets being transferred) (a “Liquidation”), the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment is made to the holders of the Corporation’s common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, a per share amount equal to the Liquidation Preference. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Any remaining assets of the Corporation following payment of the Liquidation Preference to the holders of Preferred Stock shall be distributed to the holders of the Corporation’s common stock and any junior series of preferred stock then outstanding.

8. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(c) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 8(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

(d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

9. Miscellaneous.

(a) Amendments in Writing. Except as otherwise provided herein, the provisions of the Preferred Stock may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation has obtained the written consent of the holders of a majority of the then outstanding shares of Preferred Stock.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be signed in its name and on its behalf on this 30th day of September, 2023 by a duly authorized officer of the Corporation.

Blue Water Biotech, Inc.

By:
Name:	Erin Henderson
Title:	Chief Business Officer

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of SERIES A CONVERTIBLE Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock (“Preferred Stock”) indicated below into shares of common stock, par value $0.00001 per share (the “Common Stock”), of Blue Water Biotech, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the undersigned for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: ________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price:____________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name:
Title:

Exhibit C

BLUE WATER BIOTECH, INC.

PROMISSORY NOTE

$[2,300,000.00][3]	October __, 2023

FOR VALUE RECEIVED, the undersigned, BLUE WATER BIOTECH, INC., a Delaware corporation (“Borrower”), hereby promises to pay to [__________, a __________], or its designees or assigns (“Holder”), the principal sum of [Two Million Three Hundred Thousand Dollars ($2,300,000.00)] on the terms and conditions provided herein.

1. Asset Purchase Agreement. This Promissory Note (the “Note”) is issued by Borrower, on the date hereof, pursuant to the Asset Purchase Agreement dated as of June 13, 2023 (as amended, restated, supplemented or otherwise modified, the “Asset Purchase Agreement”), by and among Borrower, WraSer, LLC, a Mississippi limited liability company and Xspire Pharma, LLC, a Mississippi limited liability company (collectively, the “Seller”), and Legacy-Xspire Holdings, LLC, a Delaware limited liability company and the parent company of the Seller (“Parent”), and is subject to the terms thereof. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement.

2. Repayment; Prepayment.

(a) Except as otherwise provided herein, principal under this Note shall be payable as follows: (i) monthly installments of principal hereunder in the amount of [One Hundred Fifty Thousand and 00/100 Dollars ($150,000)] (or, if less, the then remaining principal outstanding hereunder) shall be payable monthly commencing on January 30, 2024 and continuing on the last business day of each calendar month thereafter; and (ii) the entire remaining principal hereunder shall be payable on April 30, 2025 (the “Maturity Date”).

(b) Borrower shall have the right, at its option, at any time or from time to time prior to the Maturity Date, to prepay this Note, in whole or in part, without premium or penalty. Any prepayments of this Note shall be applied to the remaining installments of principal due hereunder in inverse order of maturity.

(c) Promptly (but in any event within one (1) Business Day) following a Change of Control (as defined below), Borrower shall prepay the entire remaining principal under this Note, plus all outstanding and unpaid fees and expenses and other amounts payable to Holder hereunder to the date of such prepayment. “Change of Control” means, with respect to Borrower: (i) the sale of all or substantially all of Borrower’s assets; (ii) a merger, reorganization or consolidation involving Borrower in which the voting securities of Borrower outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, or consolidation; or (iii) a person or entity, or group of persons or entities acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of Borrower.

[3]	Separate Note to be issued to each secured party under the Plexus Loan Agreement so the Note amount and Holder name will be updated accordingly for each.

(d) Upon the occurrence and during the continuance of any Event of Default (as defined below), upon written notice from Holder to Borrower all amounts outstanding under this Note shall bear interest from the date of the occurrence of such Event of Default until such Event of Default is cured or waived in writing at a rate equal to eight percent (8.0%) per annum, which interest shall be payable to Holder in cash on demand or, at Holder’s option, payable in kind by adding such interest to the principal amount hereof.

(e) In the event that any interest rate(s) provided for in this Section 2 shall be determined to exceed any limitation on interest rates under applicable laws, such interest rate(s) shall be computed at the highest rate permitted by applicable laws. Any payment by Borrower of any interest amount in excess of that permitted by applicable law shall be considered a mistake, with the excess being applied to the outstanding principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

3. Payments. All payments of principal and interest under this Note shall be made in currency of the United States and shall be made to Holder by wire transfer to an account designated by Holder or in such other manner as Holder may designate to Borrowers in writing. If any payment is scheduled to be due and payable on a day which is not a business day, such payment shall instead be due and payable on the immediately following business day. All payments in connection with this Note shall be applied first to any fees or expenses payable hereunder, second to accrued and unpaid interest, if any, and third to unpaid principal.

4. Representations and Warranties. Borrower represents and warrants to Holder as follows:

(a) Due Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of organization.

(b) Due Authorization; No Conflict; Enforceability. The execution, delivery and performance of this Note are within Borrower’s organizational powers, have been duly authorized, and do not constitute a breach of any provision contained in Borrower’s organizational documents, nor will such execution, delivery or performance constitute an event of default under any material agreement by which Borrower is bound. This Note constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

5. Events of Default; Remedies.

(a) An “Event of Default” shall occur hereunder upon the occurrence of any one or more of the following events:

(i)  Borrower fails to pay the principal of this Note (or any installment thereof) as and when due hereunder (whether at scheduled maturity, upon acceleration or otherwise) or fails to pay within three (3) business days after the date due any interest, fees, expenses or other amounts payable to Holder hereunder;

(ii) any representation or warranty made or deemed made by or on behalf of Borrower to Holder under or in connection with this Note shall be materially false when made or deemed made;

(iii)  Borrower fails to observe or perform, in any material respect, any other covenant or agreement on the part of Borrower contained in this Note which failure continues for a period of thirty (30) days after Borrower’s receipt of written notice thereof from Holder;

(iv) Borrower makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Borrower, or Borrower commences any proceedings relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Borrower and Borrower indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for sixty (60) days.

(b) Acceleration. If an Event of Default occurs under Section 5(a)(iv), then the outstanding principal of and interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and Holder shall be entitled to exercise all of its rights and remedies under this Note whether at law or in equity. If any other Event of Default occurs and is continuing, Holder, by written notice to Borrower, may declare the outstanding principal of and interest on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and Holder shall be entitled to exercise all of its rights and remedies under this Note whether at law or in equity.

6. Amendment and Waiver. Any amendment, waiver, supplement or modification of or to any provision of this Note and any consent to any departure by any party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Borrower and Holder and (ii) only in the specific instance and for the specific purpose for which made or given. No failure or delay on the part of Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7. Suits for Enforcement. Upon the occurrence of any one or more Events of Default, Holder may, during the continuation thereof, proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of Holder under this Note.

8. Expenses. Borrower will pay all reasonable out-of-pocket expenses of Holder (including, without limitation, reasonable attorneys’ fees and expenses) in connection with (a) any enforcement of this Note, and (b) any amendment or waiver of or to any provision of this Note.

9. Remedies Cumulative. No remedy conferred upon Holder herein is intended to be exclusive of any other remedy and each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute or otherwise.

10. Transfer. Holder may transfer or assign this Note and its rights hereunder in whole or in part to one or more transferees. Upon any such transfer or assignment of this Note, Borrower shall, at its expense, execute and deliver one or more new notes of like tenor and of a like aggregate principal amount, registered in the name of Holder or its transferee(s).

11. Replacement of Note. On receipt by Borrower of an affidavit of an authorized representative of Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.

12. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, however, that Borrower may not assign any of its rights, or any of its obligations, under this Note without the prior written consent of Holder, and any such purported assignment by Borrower without the written consent of Holder shall be void and of no effect.

13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery:

(a)	if to Holder:

_______________________
_______________________
Attention:________________

(b)	if to Borrower:

_______________________
_______________________
Attention:________________

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after delivery by courier, if delivered by commercial overnight courier service; or if mailed, five business days after being deposited in the mail, postage prepaid.

14. GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

15. Jurisdiction, Jury Trial Waiver, Etc.

(a)   EACH PARTY TO THIS NOTE HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF NORTH CAROLINA AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

(b)   TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. BORROWER (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

16. Severability. In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdictions, shall not in any way be affected or impaired thereby.

17. Waivers. All parties bound by this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive the benefits of all provisions of law for stay or delay or execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment is obtained, executed and issued against any of them and in turn satisfied, or until it can be shown that Borrower or any other party hereto had no property available for satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them. Demand, presentment, protest, notice of protest and notice of dishonor are hereby waived by all parties bound hereon.

18. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

19. Signatures/Counterparts. Electronic (pdf) transmissions of any executed original document and/or retransmission of any executed electronic (pdf) transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm electronic (pdf) transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Note may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

In witness whereof, Borrowers has caused this Note to be executed as of the date first written above.

Blue Water Biotech, Inc.

By:
Name:
Its:

ACKNOWLEDGED AND ACCEPTED:

By:
Name:
Title: